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                                  EXHIBIT 23.3

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                             dated January 22, 2004

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. Six to the Registration Statement on Form S-11 of our report dated January 29, 2003, except for Note 13, as to which the date is March 3, 2003, relating to the consolidated financial statements of RFS Hotel Investors, Inc. and our report dated January 29, 2003, except for Note 13, as to which the date is March 3, 2003, relating to the consolidated financial statements of RFS Partnership, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Dallas, Texas
January 22, 2004